UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2022

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street
Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value per share	OSUR	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Product Officer

On November 7, 2022, the board of directors of OraSure Technologies, Inc. (the “Company”) appointed Kathleen G. Weber, the Company’s current President of Molecular Solutions, as the Company’s Chief Product Officer, effective November 14, 2022. In connection with the appointment of Ms. Weber as the Company’s Chief Product Officer, on November 7, 2022, the Company and Ms. Weber entered into Amendment No. 2 to that certain Employment Agreement, dated as of January 1, 2019, by and between the Company, DNA Genotek Inc., the Company’s wholly-owned subsidiary, and Ms. Weber. The amendment reflects the change in Ms. Weber’s title and duties and makes certain changes to the Employment Agreement’s definition of “Good Reason”. Upon a resignation from employment by Ms. Weber for Good Reason, Ms. Weber would be entitled to severance benefits as set forth in the Employment Agreement, which severance benefits were not changed by the amendment.

The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the amendment, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2022.

Item 8.01 – Other Events.

Resignation of President of Diagnostics

Lisa Nibauer has chosen to resign as the Company’s President of Diagnostics, effective November 11, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: November 14, 2022	By:	/s/ Carrie Eglinton Manner
Carrie Eglinton Manner
President and Chief Executive Officer